Exhibit 99.1

                           [LOGO OF INFOSEARCH MEDIA]

                          *** FOR IMMEDIATE RELEASE ***

                 InfoSearch Media Announces Acquisition of User
                      Generated Content Site Answerbag.com
       Acquisition Drives Company Expansion towards Increased Scalability

MARINA DEL REY, Calif. -- February 21, 2006 -- InfoSearch Media (OTC:BB:ISHM), a leader in Internet content development, today announced it has entered into a binding agreement, subject to customary closing conditions, for the acquisition of privately-held Answerbag, Inc., a rapidly growing consumer information website built through content generated from its over 500,000 unique users. The acquisition underscores InfoSearch Media's commitment to bringing to market innovative approaches to content creation and deployment.

"Efficient Content generation is at the core of our company's mission," said George Lichter, CEO of Infosearch Media. "With the acquisition of Answerbag we are moving InfoSearch into the realm of user generated content and community participation. Answerbag represents the next generation in our model, with users participating in the process as partners with the company. Answerbag's impressive growth through user generated content demonstrates the power of establishing a link between content creation and content use. This acquisition accelerates InfoSearch's strategic growth in the area of large scale, highly efficient content development."

"This transaction is an important milestone in the implementation of our business plan," added Claudio Pinkus, Executive Chairman of InfoSearch Media. "It demonstrates InfoSearch's commitment to our consumer-facing strategy, with new product offerings that provide strong leverage to increase users, community and monetization. The Answerbag model will allow us to explore new opportunities to develop more engaging high-quality content, which will continue to drive customer satisfaction on our web properties."

Joel Downs, founder and President of Answerbag will be joining InfoSearch as Vice President, Product Marketing. "I am very proud of Answerbag's organic growth in a bootstrapped environment, and I am truly excited about the growth potential here at InfoSearch because they share our vision of helping people easily find and share knowledge. The InfoSearch management team has a strong history of building world-class organizations, including Ask Jeeves, we I share that same entrepreneurial spirit. We look forward to contributing to InfoSearch's growth as the company's story and strategy becomes evident in 2006," said Mr. Downs.

Answerbag's operations will be integrated into InfoSearch and the Answerbag.com website will continue to be managed as a stand-alone site. Answerbag will be a cornerstone of the company's highly scalable consumer facing offerings, which are monetized through advertising. Answerbag has over 500,000 unique monthly visitors, and the acquisition is expected to be closed by early March.

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More information on Answerbag can be found at http://answerbag.com.

About InfoSearch Media

InfoSearch Media (http://www.infosearchmedia.com) helps businesses succeed on the web by implementing content-based solutions that can simultaneously increase online search engine rankings and website sales performance. Priced for the small and medium sized business, Infosearch Media drives website performance through its two products: ContentLogic and ArticleInsider.

Safe Harbor Statement

This release contains "forward-looking statements" that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the possibility that the acquisition of
Answerbag, Inc. may fail to close, the challenges of attracting new customers and maintaining existing customers and developing, deploying and delivering
InfoSearch services; a failure to complete our contemplated financing arrangements; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers and other risks described from time to time in InfoSearch's filings with the Securities and Exchange Commission. In particular, see InfoSearch's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from InfoSearch. InfoSearch does not assume any obligation to update the forward-looking information contained in this press release.

Investor Contact:
Brinlea Johnson
The Blueshirt Group, for InfoSearch Media
212/867-2593
brinlea@blueshirtgroup.com

Media Contact:
InfoSearch Media, Inc.
Frank Knuettel, II
Chief Financial Officer
310-822-1103
frank@infosearchmedia.com